EXHIBIT 1.1
RESTAURANT BRANDS INTERNATIONAL INC.
Common Shares
Underwriting Agreement
November 13, 2025
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
The shareholder named in Schedule 2 hereto (the “Selling Shareholder”) of Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), and BofA Securities, Inc. (the “Lead Underwriter”), in its capacity as agent for the Forward Purchaser (as defined below) (the “Forward Seller”), at the request of the Selling Shareholder in connection with the Forward Sale Agreement (as defined below), confirm their respective agreements with the Forward Purchaser and the underwriters listed in Schedule 1 hereto (collectively, the “Underwriters”) with respect to the sale by the Forward Seller and the purchase by the Underwriters of an aggregate of up to 17,626,570 Common Shares (as defined herein) as set forth on Schedule 1 hereto (the “Offered Shares”). In connection therewith, the Forward Purchaser or an affiliate thereof will borrow 9,785,784 Common Shares from third parties (such Common Shares to be borrowed by the Forward Purchaser and sold by the Forward Seller, the “Borrowed Shares”). The common shares in the capital of the Company are referred to herein as “Common Shares.” If the Lead Underwriter is the only Underwriter listed in Schedule 1 hereto, all references herein to “Underwriters” shall be deemed to be references to the Lead Underwriter.
Pursuant to the terms of a partnership agreement (the “Partnership Agreement”) governing Restaurant Brands International Limited Partnership (the “Partnership”), holders of the Partnership’s Class B exchangeable limited partnership units (the “Partnership Exchangeable Units”) have the right to exchange Partnership Exchangeable Units for, at the Company’s option, either Common Shares or cash. Pursuant to the terms of the Partnership Agreement, the Partnership has received exchange notices from the Selling Shareholder with respect to Partnership Exchangeable Units in an amount equal to the number of Common Shares set forth on Schedule 1 hereto, which the Selling Shareholder has waived its right to revoke. The Partnership has elected to satisfy this exchange by issuing Common Shares (collectively, the “Exchange Transaction”).
In connection with the offering of the Offered Shares, certain investors (the “Investors”) have indicated an interest in purchasing 7,840,786 of the Offered Shares in the aggregate (such Offered Shares, the “Investor Shares”) on or prior to settlement of the Exchange Transactions.
As used herein, “Forward Sale Agreement” means the letter agreement dated the date hereof between the Selling Shareholder and BofA Securities, Inc. (the “Forward Purchaser”) relating to the forward sale by the Selling Shareholder of a number of Common Shares up to the number of Offered Shares. As used herein, the “Guarantee” means the guarantee dated the date hereof by 3G Restaurant Brands Holdings LP (the “Guarantor”) in respect of the Selling Shareholder’s obligations under the Forward Sale Agreement. This underwriting agreement (this “Agreement”), the Forward Sale Agreement and the Guarantee are collectively referred to herein as the “Transaction Documents.”
Any references herein to the Selling Shareholder shall mean the Selling Shareholder acting through 3G Restaurant Brands Holdings General Partner Ltd., its general partner.
The Company and the Selling Shareholder hereby confirm their agreement with the several Underwriters, the Forward Seller and the Forward Purchaser (the Underwriters, the Forward Seller and the Forward Purchaser, collectively, the “Bank Parties”) concerning the purchase and sale of the Offered Shares, as follows:
1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-285122), including a prospectus, relating to the Offered Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus, including any prospectus supplement, in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated November 13, 2025, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto, if any.
“Applicable Time” means 4:05 PM, New York City time, on November 13, 2025.
“Canadian Offering Memorandum” means the confidential Canadian offering memorandum of the Company dated November 13, 2025.
“Canadian Securities Regulators” means the securities commission or securities regulatory authority in all the provinces and territories of Canada (collectively, the “Canadian Jurisdictions”).
“Canadian Securities Laws” means the applicable securities laws of the Canadian Jurisdictions and the respective regulations, rules, blanket rulings, orders and notices made thereunder and the national, multilateral and local instruments and published policies adopted by the Canadian Securities Regulators.
2. Purchase of the Offered Shares by the Underwriters.
(a) Offered Shares.
(1) Offered Shares Purchase Price. On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Forward Seller agrees to sell to the several Underwriters, and each of the Underwriters agrees to purchase from the Forward Seller, the respective number of Offered Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price of $68.72 per share (the “Purchase Price”); provided that if the Investors, in their sole discretion, have not, prior to 5:00 p.m. (New York City time) on the date that is one business day prior to settlement of the Exchange Transaction, elected to submit a binding order to purchase all of the Investor Shares, the number of Offered Shares to be sold shall be automatically reduced by the number of Investor Shares in respect of which no such binding order has been timely submitted (such number of Investor Shares, the “Unsold Investor Shares”). If the Offered Shares to be purchased are to be reduced by any Unsold Investor Shares, the number of Offered Shares to be purchased by each Underwriter shall be reduced by a number of Common Shares which bears the same ratio to the aggregate number of Offered Shares (prior to any reduction pursuant to this Section 2(a)(1)) as the number of Offered Shares set forth opposite the name of such Underwriter in Schedule 1 hereto bears to the aggregate number of Offered Shares (prior to any reduction pursuant to this Section 2(a)(1)), subject, however, to such adjustments to eliminate any fractional shares as the Lead Underwriter in its sole discretion shall make.
(2) Conditions to Borrowed Shares. If (x) the Company and the Selling Shareholder have not performed all of the obligations required to be performed by them under this Agreement on or prior to the Initial Closing Date (as defined below), (y) any of the conditions set forth in Section 8 hereof have not been satisfied or waived on or prior to the Initial

Closing Date or (z) all of the “Conditions Precedent” set forth in Section 2(i) of the Forward Sale Agreement are not satisfied or waived on or prior to the Initial Closing Date (clauses (x) through (z), together, the “Forward Sale Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Shares.
(b)    Payment and Closing.
(1) Initial Payment and Closing. The Forward Seller will deliver the Borrowed Shares, with transfer taxes thereon duly paid, to the Underwriters in book-entry form through the facilities of DTC for the account of the Underwriters against payment of the Purchase Price in federal (same day) funds by wire transfer to an account of the Forward Seller in connection with the closing of such transactions, at the offices of Davis Polk & Wardwell LLP, New York, New York 10017, at 10:00 A.M., New York City time, on November 17, 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Lead Underwriter, the Forward Purchaser, the Forward Seller and the Selling Shareholder may agree upon in writing. The time and date of such payment for the Borrowed Shares are referred to herein as the “Initial Closing Date.”
(2) Additional Payment and Closing. The Forward Purchaser or an affiliate thereof will deliver a number of Common Shares equal to (A) the number of Investor Shares less (B) the number of Unsold Investor Shares (if any), with transfer taxes thereon duly paid, to the Underwriters in book-entry form through the facilities of DTC for the account of the Underwriters against payment of the Purchase Price in federal (same day) funds by wire transfer to an account of the Forward Seller in connection with the closing of such transactions (or such other method of payment as agreed by the Forward Seller and the Underwriters), at the offices of Davis Polk & Wardwell LLP, New York, New York 10017, at 10:00 A.M., New York City time, on December 3, 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Lead Underwriter, the Forward Purchaser, the Forward Seller and the Selling Shareholder may agree upon in writing. The time and date of such payment for the Investor Shares are referred to herein as the “Additional Closing Date.”
(c) Public Offering. The Company and the Selling Shareholder understand that the Underwriters intend to make a public offering of their respective portions of the Offered Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Offered Shares on the terms set forth in the Prospectus in compliance with applicable securities laws. The Company and the Selling Shareholder acknowledge and agree that the Underwriters may offer and sell the Offered Shares to or through any affiliate of an Underwriter.
(d) Each of the Company and the Selling Shareholder acknowledges and agrees that each of the Bank Parties is acting solely in the capacity of an arm’s length contractual counterparty to the Selling Shareholder with respect to the offering of Offered Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholder or any other person. Additionally, each of the Company and the Selling Shareholder acknowledges and agrees that none of the Bank Parties is advising the Company, the Selling Shareholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Shareholder with respect thereto. Any review by the Bank Parties of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Bank Parties and shall not be on behalf of the Company or the Selling Shareholder.

3. Representations and Warranties of the Company. The Company represents and warrants to each Bank Party that is acting as, or is otherwise deemed to be, an “underwriter” as defined in Section 2(a)(11) of the Securities Act and the Selling Shareholder that:
(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 9(c) hereof.
(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Initial Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 9(c) hereof.
(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Lead Underwriter. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus filed prior to the first use, accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Initial Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 9(c) hereof.
(d) Registration Statement and Prospectus. The Company meets the requirements for the use of Form S-3 under the Exchange Act. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Initial Closing Date, and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 9(c) hereof.
(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f) Financial Statements. The financial statements and the related notes thereto of the Company and its subsidiaries included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles, applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and present fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as disclosed in such financial statements, (i) there has not been any change in the share capital (other than in connection with the Exchange Transaction, pending exchanges of Partnership Exchangeable Units other than by the Selling Shareholder, the vesting of restricted stock units and the issuance of Common Shares upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, assets, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in respect of clauses (i), (ii) and (iii) above as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized or formed and are validly existing and in good standing (if such designation exists in the jurisdiction of organization or formation for such entity) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (if such designation exists in the jurisdiction of organization or formation for such entity) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing (if such designation exists in the jurisdiction of organization or formation for such entity) or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, properties, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (filed with the Commission on February 21, 2025) and (ii) any corporation, association or other entity that would not be deemed to be a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X.
(i) Capitalization. The authorized, issued and outstanding share capital of the Company is set forth in the Prospectus under the heading “Summary—The Offering” and is as of the date set forth therein; the authorized, issued and outstanding share capital of the Company, as of the date set forth therein and as adjusted to give effect to the transactions contemplated by the Prospectus (including, without limitation, the Exchange Transaction) on the Initial Closing Date and the Additional Closing Date, is set forth in the Prospectus under the heading “Summary—The Offering”; all the outstanding shares in the capital of the Company (including the Offered Shares to be sold by the Forward Seller) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; the Common Shares to be issued pursuant to the Exchange Transaction have been duly authorized and, when issued and delivered by the Company pursuant to the Exchange Transaction, will be duly and validly authorized and issued and fully paid and non-assessable and will not be subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the capital of the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares in the capital of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares in the capital of the Company or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except in each case pursuant to (i) the Credit Agreement, dated as of October 27, 2014, by and among 1011778 B.C. Unlimited Liability Company and New Red Finance, Inc., as the borrowers thereunder, 1013421 B.C. Unlimited Liability Company, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and each other party from time to time party thereto, as supplemented, amended, restated, or amended and restated on or prior to the date hereof (the “Credit Agreement”), (ii) the Indenture, dated as of September 24, 2019, by and among 1011778 B.C. Unlimited Liability Company, New Red Finance, Inc., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent, as supplemented, amended, restated, or amended and restated on or prior to the date hereof (the “2028 First Lien Indenture”), (iii) the Indenture, dated as of November 19, 2019, by and among 1011778 B.C. Unlimited Liability Company, New Red Finance, Inc., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent, as supplemented, amended, restated, or amended and restated on or prior to the date hereof (the “2028 Second Lien Indenture”), (iv) the Indenture, dated as of October 5, 2020, by and among 1011778 B.C. Unlimited Liability Company, New Red Finance, Inc., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent, as supplemented, amended, restated, or amended and restated on or prior to the date hereof (the “2030 Second Lien Indenture”), (v) the Indenture, dated as of November 9, 2020, by and among 1011778 B.C. Unlimited Liability Company, New Red Finance, Inc., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent, as supplemented, amended, restated, or amended and restated on or prior to the date hereof (the “2029 First Lien Indenture”), (vi) the Indenture, dated as of June 17, 2024, by and among 1011778 B.C. Unlimited Liability Company, New Red Finance, Inc., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent, as supplemented, amended, restated, or amended and restated on or prior to the date hereof (the “6.125% First Lien Indenture”), (vii) the Indenture, dated as of September 13, 2024, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent, as supplemented, amended, restated or amended and restated on or prior to the date hereof (the “5.625% First Lien Indenture”) or (viii) as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(j) Equity Awards. With respect to the stock options, restricted stock units, stock appreciation rights and other equity awards (the “Equity Awards”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries, each as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (the “Company Stock Plans”), (i) each Equity Award intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of an Equity Award was duly authorized no later than the date on which the grant of such Equity Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, Canadian Securities Laws, the Securities Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange, the Toronto Stock Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with U.S. generally accepted accounting principles in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws and disclosed in the Company’s filings with the Canadian Securities

Regulators in accordance with Canadian Securities Laws and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Equity Awards prior to, or otherwise coordinating the grant of Equity Awards with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
(k) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby (including, without limitation, the Exchange Transaction) has been duly and validly taken.
(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(m) Description of the Underwriting Agreement. This Agreement conforms, or will conform, in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(n) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its articles, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(o) No Conflicts. The execution, delivery and performance by the Company of this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles, charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(p) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated by this Agreement (including, without limitation, the Exchange Transaction), except for the registration of the Offered Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications (A) (i) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws and Canadian Securities Laws in connection with the purchase and distribution of the Offered Shares by the Underwriters and (ii) that if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) as have been obtained or made prior to the Initial Closing Date.
(q) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect, and no order, ruling or determination having the effect of suspending the sale or ceasing the trading of any securities of the Company or its subsidiaries has been issued or made by any court, securities regulatory authority or stock exchange or any other regulatory authority and is continuing in effect; and no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration

Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus.
(r) Independent Accountants. KPMG LLP (“KPMG”), who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and Canadian Securities Laws.
(s) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title (in the case of real property, in fee simple) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except for those that (i) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) are created pursuant to the Credit Agreement, the 2028 First Lien Indenture, the 2029 First Lien Indenture, the 6.125% First Lien Indenture, the 2028 Second Lien Indenture, the 2030 Second Lien Indenture, the 5.625% First Lien Indenture or as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus.
(t) Title to Intellectual Property. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company and its subsidiaries own or possess adequate rights to use all material patents, trademarks, service marks, trade names, trademark registrations, service mark registrations and other indicia of origin, copyrights, works of authorship, all applications and registrations for the foregoing, domain names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, free of liens (other than liens created pursuant to the Credit Agreement, the 2028 First Lien Indenture, the 2029 First Lien Indenture, the 6.125% First Lien Indenture, the 2028 Second Lien Indenture, the 2030 Second Lien Indenture or the 5.625% First Lien Indenture); to the knowledge of the Company, the conduct of its businesses does not infringe or otherwise violate any such rights of others (except for such infringements or other violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect); to the knowledge of the Company, no third party violates or infringes the intellectual property owned by the Company or any of its subsidiaries except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Company or its subsidiaries have received any written notice of any claim of infringement or other violation of any such rights of others that, if determined in a manner adverse to the Company or its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(v) Investment Company Act. The Company is not, and after giving effect to the transactions contemplated by this Agreement (including, without limitation, the Exchange Transaction and the offering and sale of the Offered Shares), will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, (the “Investment Company Act”).
(w) Taxes. (A) The Company and each of its subsidiaries have paid all federal, provincial, state, local and foreign taxes (including any related interest, penalties and additions to tax) due and payable by them (including in their capacity as withholding agent) and have filed all tax returns required to be filed (taking into account any validly-obtained extension of the time within which to file) except for (i) items being contested in good faith and by appropriate proceedings for which adequate reserves for taxes have been established in accordance with generally accepted accounting principles or (ii) where failure to pay or file, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package or the Prospectus, there is no tax audit, assessment, deficiency or other claim that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(B) Except to the extent that any payments are made by the Company under this Agreement to a non-resident of Canada (for purposes of the Income Tax Act (Canada) (the “Canadian Tax Act”)) in respect of services physically performed in Canada, no withholding tax imposed under the Canadian Tax Act will be payable in respect of any payments made by the Company under this Agreement to the Underwriters.
(x) The Company believes that it was not a passive foreign investment company (“PFIC”), as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”), for the most recently completed taxable year and expects to operate in such a manner so as not to become a PFIC for its current or for any subsequent taxable year.
(y) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, provincial, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such modification or failure to renew, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(z) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(aa) Compliance with and Liability under Environmental Laws. (i) The Company and its subsidiaries (x) are, and were during the applicable statute of limitations, in compliance with any and all applicable federal, provincial, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted, and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, that would with respect to subclause (x), (y) or (z) of this clause (i), individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, written notice, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (x) there are no proceedings that are pending, or that are to the Company’s knowledge contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company has no knowledge of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws that would, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
(bb) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (iv) except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each pension plan within the meaning of Section 3(2) of ERISA that is maintained outside the jurisdiction of the United States satisfies the minimum funding requirements to the extent required by applicable law; (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vii) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), and except for where failure to comply with any of the clauses (i) through (vii) of this paragraph would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(cc) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act and as contemplated by the certifications required under Form 52-109F1 and Form 52-109F2 under National Instrument 52-109 – Certification of Disclosure in Issuer’s Annual and Interim Filings (“NI 52-109”)) that complies with the requirements of the Exchange Act and Canadian Securities Laws and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act and Canadian Securities Laws is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and NI 52-109.
(dd) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act and in NI 52-109) that comply with the requirements of the Exchange Act and NI 52-109 and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses in the Company’s and its subsidiaries’ internal controls.
(ee) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company and its subsidiaries believe are adequate to protect their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ff) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (each, a “Government Official”); (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada) or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law of any other relevant jurisdiction; or

(iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(gg) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(hh) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the Government of Canada, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Syria, Russia and Luhansk regions of Ukraine (each, a “Sanctioned Country”).
(ii) No Covered Foreign Person. Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209.  The consummation of the transactions contemplated by this Agreement will not result in the establishment of a covered foreign person or the engagement by a “person of a country of concern,” as defined in 31 C.F.R. § 850.221, in a covered activity, as that term is defined in in 31 C.F.R. § 850.208.  Neither the Company nor any of its subsidiaries currently engage, or have plans to engage, directly or indirectly, in a covered activity.
(jj) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or such other subsidiary or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except (i) as set forth in the Credit Agreement, the 2028 First Lien Indenture, the 2029 First Lien Indenture, the 6.125% First Lien Indenture, the 2028 Second Lien Indenture, the 2030 Second Lien Indenture or the 5.625% First Lien Indenture, respectively, (ii) as permitted by Section 7.10 of the Credit Agreement or (iii) as disclosed in the Registration Statement, Pricing Disclosure Package or the Prospectus.
(kk) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Shares.

(ll) No Registration Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, or, to the knowledge of the Company, the sale of the Offered Shares to be sold hereunder.
(mm) No Stabilization. Neither the Company nor, to the Company’s actual knowledge, without inquiry, any affiliate of the Company (including the Selling Shareholder) has taken, nor will the Company or, to the Company’s actual knowledge, without inquiry, any affiliate of the Company (including the Selling Shareholder) take, directly or indirectly, any action which is designed or could reasonably be expected to cause or result in, or which constitutes, the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Offered Shares.

(nn) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(oo) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(pp) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(qq) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a “well-known seasoned issuer”, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for the offering of the Offered Shares pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Initial Closing Date.
(rr) Non-Arm’s Length Transactions. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to any material contract, agreement, or understanding with any officer, director, employee or any other person not dealing at arm’s length with the Company or any such subsidiary which is required to be disclosed under the Securities Act.
(ss) Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in Canada in order for the Company to pay dividends or other distributions declared by the Company to the holders of Common Shares. Under current laws and regulations of Canada and any political subdivision thereof, any amount payable with respect to the Common Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of Canada, and without the necessity of obtaining any governmental authorization in Canada or any political subdivision or taxing authority thereof or therein.
(tt) Cyber Security. The Company and each of its subsidiaries have taken all reasonable technical and organizational measures necessary to protect the information technology systems and Data (as defined below) used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). The Company and its subsidiaries have experienced no such Breach except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any action, claim, demand, or legal proceeding alleging any such Breach.
(uu) Data Privacy. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and each of its subsidiaries have complied in all material respects and are presently in compliance in all material respects with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and

(iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation.

4. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to each Bank Party and the Company that:
(a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder and the Guarantor of each Transaction Document to which it is a party, for the consummation of the Exchange Transaction and for the sale and delivery of a number of Common Shares equal to the number of Offered Shares to be sold by the Selling Shareholder under the Forward Sale Agreement, have been obtained, except (i) as may be required under state securities or “Blue Sky” laws in connection with the transactions contemplated hereby, (ii) such as will have been obtained on or prior to the Initial Closing Date and (iii) for such consents, approvals, authorizations or orders as would not adversely affect the Underwriters and as would not materially adversely affect the Selling Shareholder’s or the Guarantor’s ability to perform its obligations under the Transaction Documents to which it is a party or materially impair the validity or enforceability hereof; and each of the Selling Shareholder and the Guarantor has full right, power and authority to enter into each Transaction Document to which it is a party, and, with respect to the Selling Shareholder, to consummate the Exchange Transaction and to sell, assign, transfer and deliver the Common Shares to be sold under the Forward Sale Agreement; this Agreement has been duly authorized by the Selling Shareholder and has been executed and delivered by the Selling Shareholder; and each of the Forward Sale Agreement and the Guarantee has been duly and validly authorized, executed and delivered by the Selling Shareholder and the Guarantor, respectively, and constitutes a valid and binding agreement of the Selling Shareholder or the Guarantor, as applicable, and, assuming due authorization, execution and delivery by the Forward Purchaser, is enforceable against the Selling Shareholder or the Guarantor, as applicable, in accordance with the terms thereof subject to (A) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (B) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.
(b) No Conflicts. The execution, delivery and performance by the Selling Shareholder and the Guarantor of each Transaction Document to which it is a party, the consummation of the Exchange Transaction and the sale of the Common Shares to be sold under the Forward Sale Agreement and the consummation by the Selling Shareholder and the Guarantor of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder or the Guarantor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder or the Guarantor is a party or by which the Selling Shareholder or the Guarantor is bound or to which any of the property or assets of the Selling Shareholder or the Guarantor is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Selling Shareholder or Guarantor or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except in each case, would not, individually or in the aggregate, reasonably be expected to materially adversely affect the Selling Shareholder’s ability to perform its obligations hereunder or materially impair the validity or enforceability hereof.
(c) Title to Common Shares. Upon consummation of the Exchange Transaction, the Selling Shareholder shall have good and valid title to a number of Common Shares equal to the number of Offered Shares to be sold at the Initial Closing Date and the Additional Closing Date, as the case may be, by the Forward Seller pursuant to the Forward Sale Agreement, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Common Shares and payment therefor pursuant to the Forward Sale Agreement, good and valid title to such Common Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.
(d) No Stabilization. The Selling Shareholder has not and, will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Shares.
(e) Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and as of the Initial Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Shareholder makes no representation and warranty with respect to any statements or omissions other than with respect to information furnished to the Company in writing by the Selling Shareholder expressly for use in the Pricing Disclosure Package (the “Selling Shareholder Information”).
(f) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized or approved and will not prepare, use, authorize or approve any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Lead Underwriter, on behalf of the Underwriters.
(g) Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Initial Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Shareholder makes no representation and warranty with respect to any statements or omissions other than the Selling Shareholder Information.
(h) Taxes. Except to the extent that any payments are made by the Selling Shareholder under this Agreement to a non-resident of Canada (for purposes of the Canadian Tax Act) in respect of services physically performed in Canada, no withholding tax imposed under the Canadian Tax Act will be payable in respect of any payments made by the Selling Shareholder under this Agreement to the Underwriters.
(i) Sanctions.
(1) None of the Selling Shareholder or any of its subsidiaries, or, to the knowledge of such Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is, or is fifty (50) percent or greater owned or otherwise controlled by, one or more Persons that are:
(A)    the subject of any comprehensive Sanctions, or
(B)    located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Syria, Russia and Luhansk regions of Ukraine).
(2) The Selling Shareholder will not, directly or knowingly, indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of comprehensive Sanctions; or
(B)in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(3) Since April 24, 2019, the Selling Shareholder has not knowingly engaged in, is not now knowingly engaged in, and unless otherwise authorized by law, will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of comprehensive Sanctions.
(j) No Unlawful Payments. (A) None of the Selling Shareholder or any of its subsidiaries, or, to the knowledge of the Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or knowingly, indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (B) since April 24, 2019, the Selling Shareholder and each of its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws; and (C) neither the Selling Shareholder nor any of its subsidiaries will use, directly or knowingly, indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

5. Further Agreements of the Company. The Company covenants and agrees with each Bank Party that is acting as, or is otherwise deemed to be, an “underwriter” as defined in Section 2(a)(11) of the Securities Act that:
(a) Required Filings. The Company will (i) file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; (ii) file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and (iii) file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Shares; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Bank Parties in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Bank Parties may reasonably request. The Company will pay the registration fee for the offering of the Offered Shares within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Initial Closing Date.
(b) Delivery of Copies. The Company will deliver, without charge, to the Bank Parties, (A) conformed copies of the Registration Statement as originally filed and each amendment thereto, in each case (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein (without exhibits) and each Issuer Free Writing Prospectus) as the Bank Parties may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered Shares by any Underwriter or dealer.
(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Bank Parties and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Lead Underwriter, on behalf of the Bank Parties, reasonably objects in a timely manner.
(d) Notice to the Underwriters. During the Prospectus Delivery Period, the Company will advise the Bank Parties promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Offered Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Bank Parties thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (2) if at any time prior to the Initial Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will promptly notify the Bank Parties thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Lead Underwriter may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.
(f) Blue Sky Compliance. The Company will use its reasonable best efforts to qualify the Offered Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Lead Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Offered Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction, (iii) file any prospectus or registration statement in any such jurisdiction or (iv) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(g) Earning Statement. The Company will make generally available to its security holders and the Underwriters as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have complied with such requirement by filing such earning statement on the Commissions Electronic Data Gathering Analysis and Retrieval System (or any successor system) (“EDGAR”).
(h) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Shares.
(i) Exchange Listing. During the Prospectus Delivery Period, the Company will use its best efforts to maintain the listing of the Common Shares (including the Offered Shares) on the New York Stock Exchange and the Toronto Stock Exchange and will file with the New York Stock Exchange and Toronto Stock Exchange all documents and notices required by the New York Stock Exchange and Toronto Stock Exchange, respectively.
(j) Reports. During the Prospectus Delivery Period, the Company will furnish to Lead Underwriter, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or the Canadian Securities Regulators in accordance with Canadian Securities Laws; provided the Company will be deemed to have furnished such reports and financial statements to the Lead Underwriter to the extent they are filed on EDGAR or SEDAR, as applicable.
(k) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
6. Further Agreements of the Selling Shareholder. The Selling Shareholder covenants and agrees with the Bank Parties that:
(a) Tax Form. It will deliver to the Lead Underwriter, on behalf of the Bank Parties, prior to or at the Initial Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(b) Use of Proceeds. It will not directly or indirectly knowingly use the proceeds received pursuant to the Forward Sale Agreement, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions or (ii) to fund or facilitate any activities of or business in any Sanctioned Country.
7. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(f) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Offered Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that in connection with the offering of the Offered Shares in the United States, the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided, further, that any Underwriter shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.
(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
(d) Canadian Sales. The offer and sale of the Offered Shares in Canada, if any, will be made by the Underwriters on a private placement basis exempt from the prospectus requirements of Canadian Securities Laws, by Merrill Lynch Canada Inc. or such other person that is appropriately registered under the applicable Canadian Securities Laws (each a “Canadian Affiliate”), to “accredited investors” (as defined under Canadian Securities Laws) who are resident in the Canadian Jurisdictions or otherwise subject to the laws of the Canadian Jurisdictions, and if any such purchasers are individuals, are also a “permitted client” (as such term is defined under Canadian Securities Laws) (each a “Canadian Purchaser”). The Underwriters will cause the Canadian Affiliate to comply with all relevant Canadian Securities Laws concerning the offer and sale of the Offered Shares in Canada. The Underwriters will cause each Canadian Affiliate to deliver to each Purchaser a copy of the Canadian Offering Memorandum at the time of such offer or sale. The Underwriters confirm that the Canadian Affiliate has not provided and will not provide to any Canadian Purchaser any document or other material that would constitute an offering memorandum (other than the Canadian Offering Memorandum).

8. Conditions of Obligations. The respective obligations of each Underwriter to purchase, and of the Forward Seller to sell, the Offered Shares on the Initial Closing Date and the Additional Closing Date, as the case may be, as provided herein are subject to the performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder and to the following additional conditions:
(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Bank Parties.
(b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholder contained herein shall be true and correct on the date hereof, on and as of the Initial Closing Date and the Additional Closing Date, as the case may be, and the statements of the Company and its officers and of the Selling

Shareholder and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Initial Closing Date and the Additional Closing Date, as the case may be.
(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).
(d) No Material Adverse Change. Since the date of the most recent financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as disclosed in such financial statements, (i) there has not been any change in the share capital (other than in connection with the Exchange Transaction and the issuance of Common Shares upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, affecting the business, assets, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in respect of clauses (i), (ii) and (iii) above as otherwise disclosed in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Lead Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Shares on the Initial Closing Date and the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
(e) Officer’s Certificate. The Bank Parties shall have received on and as of the Initial Closing Date and the Additional Closing Date, as the case may be, (x) a certificate of a senior executive officer of the Company who is satisfactory to the Bank Parties (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations of the Company set forth in Sections 3(b), 3(c) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Initial Closing Date and the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above and (y) a certificate of the Selling Shareholder, in form and substance reasonably satisfactory to the Bank Parties, (A) confirming that the representations of the Selling Shareholder set forth in Sections 4(e), 4(f) and 4(g) hereof are true and correct and (B) confirming that the other representations and warranties of the Selling Shareholder in this agreement are true and correct and that the Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Initial Closing Date and the Additional Closing Date, as the case may be.
(f) Comfort Letters. On the date of this Agreement and on the Initial Closing Date and the Additional Closing Date, as the case may be, KPMG shall have furnished to the Bank Parties at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Bank Parties, in form and substance reasonably satisfactory to the Bank Parties, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters in connection with offerings of this type with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Initial Closing Date and the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Initial Closing Date or Additional Closing Date, as the case may be.

(g) Opinions and 10b-5 Statement of Counsel for the Company. On the Initial Closing Date and the Additional Closing Date, as the case may be, (x) Greenberg Traurig LLP, counsel for the Company, shall have furnished to the Bank Parties that are acting as, or are otherwise deemed to be, “underwriters” as defined in Section 2(a)(11) of the Securities Act, at the request of the Company, their written opinion and 10b-5 statement, dated the Initial Closing Date and the Additional Closing Date, as the case may be, and addressed to such Bank Parties, in form and substance reasonably satisfactory to such Bank Parties, and (y) Stikeman Elliott LLP, Canadian counsel for the Company, shall have furnished to such Bank Parties at the request of the Company, their written opinion dated the Initial Closing Date and the Additional Closing Date, as the case may be, and addressed to such Bank Parties, it being understood that such counsel may rely on the opinions of local counsel acceptable to them, or provide separate opinions of local counsel as to matters governed by the laws of jurisdictions other than Canada and the Provinces of British Columbia, Alberta, Ontario and Quebec and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers of the Company and others.
(h) Opinions of Counsel for the Selling Shareholder. On the Initial Closing Date and the Additional Closing Date, as the case may be, (x) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Selling Shareholder, shall have furnished to the Bank Parties, at the request of the Selling Shareholder, their written opinion, dated the Initial Closing Date and the Additional Closing Date, as the case may be, and addressed to the Bank Parties, in form and substance reasonably satisfactory to the Bank Parties, and (y) Maples and Calder (Cayman) LLP, Cayman Islands counsel for the Selling Shareholder and the Guarantor, shall have furnished to the Bank Parties, at the request of the Selling Shareholder and the Guarantor, their written opinions dated the Initial Closing Date and the Additional Closing Date, as the case may be, and addressed to the Bank Parties, in form and substance reasonably satisfactory to the Bank Parties.
(i) Opinions and 10b-5 Statement of Counsel for the Underwriters. The Bank Parties shall have received, on and as of the Initial Closing Date and the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Bank Parties, with respect to such matters as the Bank Parties may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(j) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, provincial, state or foreign governmental or regulatory authority that would, as of the Initial Closing Date and the Additional Closing Date, as the case may be, prevent the sale of the Offered Shares; and no injunction or order of any federal, provincial, state or foreign court shall have been issued that would, as of the Initial Closing Date and the Additional Closing Date, as the case may be, prevent the sale of the Offered Shares.
(k) Good Standing. The Bank Parties shall have received on and as of the Initial Closing Date and the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in writing or any standard form of telecommunication from the governmental authorities of such jurisdictions as the Lead Underwriter may reasonably request.

(l) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the shareholders listed on Schedule 3 hereto, relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect.

(m) Forward Sale Conditions. On or prior to the Initial Closing Date all applicable Forward Sale Conditions shall have been satisfied or waived.
(n) Additional Documents. On or prior to the Initial Closing Date and the Additional Closing Date, as the case may be, the Company and the Selling Shareholder shall have furnished to the Bank Parties such further certificates and documents as the Bank Parties may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
9. Indemnification and Contribution.
(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Bank Party that is acting as, or is otherwise deemed to be, an “underwriter” as defined in Section 2(a)(11) of the Securities Act, its affiliates, directors and officers and each person, if any, who controls such Bank Party within the meaning of Section 15 of the Securities Act or

Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are reasonably incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.
(b) Indemnification by the Selling Shareholder. The Selling Shareholder hereunder agrees to indemnify and hold harmless each Bank Party, its affiliates, directors and officers and each person, if any, who controls such Bank Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, provided that the Selling Shareholder shall be liable only to the extent that such untrue statement or omission or alleged untrue statement or omission has been made in the Registration Statement or the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Pricing Disclosure Package in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the liability under this subsection of the Selling Shareholder shall be limited to an amount equal to the proceeds to be received by the Selling Shareholder pursuant to the Forward Sale Agreement, assuming physical settlement of the Forward Sale Agreement on the Effective Date (as such term is defined in the Forward Sale Agreement).
(c) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, the Selling Shareholder and each of its directors and officers and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Shareholder to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are reasonably incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information furnished on behalf of each Underwriter: the information contained in the fifteenth and sixteenth paragraphs, in each case under the caption “Underwriting (Conflicts of Interest)” in the Prospectus.
(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by BofA Securities, Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholder shall be designated in writing by the Selling Shareholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(e) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by (1) the Company and the Selling Shareholder, (2) the Underwriters and (3) the Forward Seller and the Forward Purchaser, as the case may be, from the offering of the Offered Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, the Underwriters, the Forward Seller, the Forward Purchaser and the Selling Shareholder, as the case may be, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the (1) Company and the Selling Shareholder, (2) the Underwriters and (3) the Forward Seller and the Forward Purchaser, as the case may be, shall be deemed to be in the same relative proportions as (1) the net proceeds (before deducting expenses) received by the Selling Shareholder from the sale of the Offered Shares (which proceeds shall include the proceeds to be received by the Selling Shareholder pursuant to the Forward Sale Agreement, assuming physical settlement of the Forward Sale Agreement on the Effective Date (as such term is defined in the Forward Sale Agreement) and without regard to any deduction from the aggregate “Forward Price” in partial payment of the purchase price for the Investor Shares payable by the Investors), (2) the total underwriting discounts and commissions received by the Underwriters in connection therewith, and (3) the aggregate Spread (as such term is defined in the Forward Sale Agreement) received by the Forward Purchaser under the Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Seller, respectively, bear to the sum of (x) the aggregate offering price of the Offered Shares plus (y) the aggregate Spread (as such term is defined in the Forward Sale Agreement), received by the Forward Purchaser under the Forward Sale Agreement, net of any costs associated therewith. The relative fault of the Company, the Underwriters, the Forward Seller, the Forward Purchaser and the Selling Shareholder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Underwriters, the Forward Seller, the Forward Purchaser or the Selling Shareholder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(f) Limitation on Liability. The Company, the Selling Shareholder, the Underwriters, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contribution pursuant to paragraph (e) were determined by pro rata allocation (even if the Selling Shareholder or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall (i) an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Shares exceeds the amount of any damages that such Underwriter and (ii) the Forward Seller or the Forward Purchaser be required to contribute any amount in excess of the amount by which the aggregate Spread received by the Forward Purchaser under the Forward Sale Agreement, net of any costs associated therewith, exceeds the amount of any damages that the Forward Seller or the Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.
(g) Non-Exclusive Remedies. The remedies provided for in this Section 9 paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
10. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties.
11. Termination. This Agreement may be terminated in the absolute discretion of the Lead Underwriter, by notice to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and prior to the Initial Closing Date or, in the case of the Investor Shares, prior to the Additional Closing Date, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Toronto Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Lead Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Shares on the Initial Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
12. Payment of Expenses.
(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder (including any goods and services, harmonized sales, sales, transfer, stamp, excise and other similar taxes payable in connection therewith), including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package, the Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Shares under the state or foreign securities or Blue Sky laws of such jurisdictions as the Lead Underwriter, on behalf of the Underwriters may designate and the preparation, printing and distribution of a reasonably requested Blue Sky memorandum (including the reasonable related fees and expenses of counsel for the Underwriters); (v) the cost of preparing share certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees (including the legal fees and expenses of counsel for the Underwriters) incurred and invoiced in connection with any filing with, and clearance of the offering by, FINRA; and (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors. It is understood, however, that, except as provided in this Section 12, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resales of any of the Offered Shares by them and any advertising expenses connected with any offer they make.
(b) If (i) this Agreement is terminated pursuant to Section 11 hereof, (ii) the Company or the Selling Shareholder for any reason fail to tender the Offered Shares for delivery to the Forward Seller or (iii) the Underwriters decline to purchase the Offered Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholder, the Underwriters and the Forward Seller contained in this Agreement or made by or on behalf of the Company, the Selling Shareholder, the Underwriters or the Forward Seller pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholder, the Underwriters or the Forward Seller.
15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
16. Miscellaneous.
(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Lead Underwriter, on behalf of the Bank Parties, c/o: BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal. Notices to the Company shall be given to it at 226 Wyecroft Road, Oakville, Ontario L6K X7, Attention: Jill Granat. Notices to the Selling Shareholder shall be given to 3G Capital at 600 Third Avenue, 37th Floor, New York, NY 10016, Attention: General Counsel.
(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.
(c) Waiver of Jury Trial. The Company, the Selling Shareholder and each Bank Party hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(d) Consent to Jurisdiction. Each of the Company and the Selling Shareholder hereby submit to the exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby. Each of the Company and the Selling Shareholder irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding in any such court arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum. The Company hereby appoints Burger King Company LLC, having its address at 5707 Blue Lagoon Drive, Miami, FL 33126 as its authorized agent and the Selling Shareholder hereby appoints 3G Capital Partners LP, having its address at c/o 3G Capital, Inc., 600 Third Avenue, 37th Floor, New York, NY 10016, as its authorized agent (each, an “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any state or U.S. federal court in The City of New York and County of New York, by each Underwriter, the directors, officers, employees, affiliates and agents of such Underwriter, or by any person who controls such Underwriter, and expressly accepts the exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company and the Selling Shareholder hereby represent and warrant that the Authorized Agents have accepted such appointment and has agreed to act as said agent for service of process, and each of the Company and the Selling Shareholder agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon an Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or any the Selling Shareholder, as the case may be.
(e) Judgment Currency. The Company and the Selling Shareholder agree to indemnify each Bank Party, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities

Act or Section 20 of the Exchange Act, against any loss incurred by such Bank Party as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.
(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
17. Recognition of the U.S. Special Resolution Regimes.
(a) In the event that any Bank Party that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Bank Party of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b) In the event that any Bank Party that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Bank Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

RESTAURANT BRANDS INTERNATIONAL INC.

By:	/s/ Sami Siddiqui
	Name:	Sami Siddiqui
	Title:	Chief Financial Officer

HL1 17 LP

By:	3G Restaurant Brands Holdings General Partner Ltd., its general partner

By:	/s/ Flavio Montini
	Name:	Flavio Montini
	Title:	Director

Accepted: As of the date first written above

BofA Securities, Inc.

By:	/s/ Jake Mendelsohn
	Name:	Jake Mendelsohn
	Title:	Managing Director

BofA Securities, Inc.
As the Forward Seller
By:	/s/ Jake Mendelsohn
	Name:	Jake Mendelsohn
	Title:	Managing Director

BofA Securities, Inc.
Acting in its capacity as the Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement
By:	/s/ Jake Mendelsohn
	Name:	Jake Mendelsohn
	Title:	Managing Director

Schedule 1

Underwriter	Number of Offered Shares
BofA Securities, Inc.	17,626,570
Total	17,626,570

Schedule 2

Selling Shareholder	Number of Offered Shares:
HL1 17 LP	17,626,570

Schedule 3
Lock-up Agreements

3G Restaurant Brands Holdings General Partner Ltd.
3G Restaurant Brands Holdings LP
HL1 17 LP

Annex A

a.	Pricing Disclosure Package
None.

b.	Pricing Information Provided Orally by Underwriter
The price per Offered Share paid by each applicable investor.
The aggregate number of Offered Shares purchased by the Underwriters is up to 17,626,570.

Annex B
None.

Exhibit A
FORM OF LOCK-UP AGREEMENT
, 2025
BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Re:	Restaurant Brands International Inc. — Public Offering
Ladies and Gentlemen:
The undersigned understands that you propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), the Selling Shareholders listed on Schedule 2 to the Underwriting Agreement, BofA Securities, Inc., in its capacity as Forward Seller, and BofA Securities, Inc., in its capacity as Forward Purchaser, providing for the public offerings in the United States (the “Public Offerings”) by you or one or more of your affiliates (collectively, the “Underwriter”), of common shares of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
In consideration of the Underwriter’s agreement to purchase and make the Public Offerings of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period ending 45 days after the date of the prospectus relating to the Public Offering (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any common shares of the Company (the “Common Shares”) or any securities convertible into or exercisable or exchangeable for Common Shares (including without limitation, Common Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission or under Canadian Securities Laws and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares, in each case other than the transfer of the undersigned’s Common Shares: (A) pursuant to the Underwriting Agreement and the Forward Sale Agreement, (B) as a bona fide gift or gifts, (C) as a distribution to partners, members, affiliates, shareholders or stockholders of the undersigned, (D) by will or intestacy, (E) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (F) to any immediate family member or other dependent, (G) to the undersigned’s affiliates, (H) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (B) through (G) above, (I) to the Company pursuant to the “cashless” exercise at expiration of options granted pursuant to any employee equity incentive plan referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (J) to the Company in respect of tax withholding payments due upon the exercise at expiration of options or the vesting of restricted stock grants pursuant to any employee equity incentive plan referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (K) to charitable organization transferees or recipients in an aggregate amount, together with any such transfers pursuant to any similar lock-up agreement with the Underwriter, not to exceed 1.00% of the outstanding Common Shares on the date hereof, (L) transfers pursuant to a bona fide third-party takeover bid made to all holders of Common Shares or any other acquisition transaction whereby any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of total voting power of the voting stock of the Company or the surviving entity (provided that if such transaction is not consummated, the subject Common Shares shall remain subject to the restrictions set forth herein), (M) pursuant to an order of a court or regulatory agency including pursuant to a qualified domestic order or in connection with a divorce settlement, (N) from an executive officer to the Company upon death, disability or termination of employment, in each case, of such executive officer, or (O) in connection with transactions by any person other than the Company relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering; provided that (1) in the case of clause (C) and (O), no public filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Canadian Securities Laws or other public announcement reporting a reduction in beneficial ownership of Common Shares shall be required or voluntarily made during the Restricted Period; (2) in the case of each transfer or distribution pursuant to clauses (B), (C), (E) through (H), and (N) above, (a) each donee, trustee, distributee or transferee, as the case may be, prior to such transfer or distribution agrees to be bound in writing by the restrictions set forth herein (and such writing shall be delivered to the Underwriter simultaneously with such transfer or distribution and shall be in a form reasonably acceptable to the Underwriter); and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor; and (3) in the case of each transfer or distribution pursuant to clauses (B) and (D) through (N) above, (i) if any public filings under the Exchange Act or Canadian Securities Laws or other public announcement reporting a reduction in beneficial ownership of Common Shares shall be required during the Restricted Period such filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein (to the extent required to be bound under clause 2(a) of this proviso) and shall disclose the nature of the transfer and (ii) no public filings under the Exchange Act or Canadian Securities Laws or other public announcement reporting a reduction in beneficial ownership of Common Shares shall be voluntarily made during the Restricted Period.
In addition, the restrictions described in this Letter Agreement shall not apply to (1) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that no transfers occur under such plan during the Restricted Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith other than general disclosure in Company periodic reports to the effect that Company directors and officers may enter into such trading plans from time to time, (2) the exchange by the undersigned of Restaurant Brands International Limited Partnership Exchangeable Units for Common Shares but any Common Shares resulting from such exchanges shall be subject to the requirements of this Letter Agreement or (3) the transfer of Securities to the Company due to the withholding of Securities from issuances of Common Shares or restricted shares to directors upon resignation or termination of service for purposes of satisfying any tax withholding obligation by the Company.
In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that, if the Underwriting Agreement does not become effective on or prior to November 30, 2025, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.
The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offerings in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF LOCKED-UP PARTY]

By:
Name:
Title: